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                                                                    EXHIBIT (23)


                         Consent of Independent Auditors


         We consent to the incorporation by reference in Post-Effective Amendment No. 3 to the Registration Statement (Form S-8, No. 2-64813), Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 33-10937), Registration Statement (Form S-8, No. 33-35514), Registration Statement (Form S-8, No. 33-73026), Registration Statement (Form S-8, No. 333-77735), Registration Statement (Form S-8, No. 333-91067), of Trinity Industries, Inc. and in the related Prospectuses of our report dated May 16, 2000 with respect to the consolidated financial statements and schedule of Trinity Industries, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2000.



                                                               ERNST & YOUNG LLP



Dallas, Texas
June 2, 2000